Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-219970) and related Prospectus of Pattern Energy Group Inc., and

(2)	Registration Statement (Form S-8 No. 333-191641) pertaining to Pattern Energy Group Inc.’s 2013 Equity Incentive Award Plan, as amended;

of (i) our reports dated March 1, 2018, with respect to the consolidated financial statements and schedule of Pattern Energy Group Inc. and the effectiveness of internal control over financial reporting of Pattern Energy Group Inc. included in this Annual Report (Form 10-K) of Pattern Energy Group Inc. for the year ended December 31, 2017, (ii) our report dated February 28, 2018, with respect to the financial statements of K2 Wind Ontario Limited Partnership included in this Annual Report (Form 10-K) of Pattern Energy Group Inc. for the year ended December 31, 2017 and (iii) our report dated February 24, 2018, with respect to the financial statements of Pattern Energy Group Holdings 2 LP included in this Annual Report (Form 10-K) of Pattern Energy Group Inc. for the period from July 27, 2017 to December 31, 2017.

/s/ Ernst & Young LLP

San Francisco, California

March 1, 2018